DELOITTE &
 TOUCHE LLP          ___________________________________________________________
                     125 Summer Street                Telephone:  (617) 261-8000
                     Boston, Massachusetts 02110-1617 Facsimile:  (617) 261-8111




January 9, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We were previously engaged as independent certified public accountants for Presstek, Inc. Our engagement as independent certified public accountants ceased on December 28, 1995. We have read Item 4 of the Company's Report on Form 8-K (the "Form 8-K"), dated December 28, 1995 and have the following comments:

1. We agree with the statements made in (a)(1)(i), (a)(1)(ii), the second sentence of the first paragraph, and the second, third, fourth and fifth paragraphs of (a)(1)(iv)A and
    (a)(1)(iv)B and C.

2. We have no basis of agreeing or disagreeing with the statements made in (a)(1)(iii) and in the first sentence of the first paragraph of (a)(1)(iv)A.

Yours truly,

/s/ DELOITTE & TOUCHE LLP





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Deloitte Touche
Tohmatsu
International
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